EXHIBIT 10.1

Amendment #3 to lease dated July 3, 1991 between Wood Road Associates II Limited Partnership (Landlord) and Haemonetics Corporation (Tenant) as said lease has been previously amended by Amendment #1 (undated) and Amendment #2 dated September 9, 1992.


The terms and provisions of the referred lease and previous amendments are further amended as follows:


Possession:            -Effective 4/1/97, tenant will take possession of
                        the 12,307 s.f. on the first floor presently leased by Cramer Production ("The additional demised premises").

Rentable Floor
Area of Tenants'
Space:                 -Effective 4/1/97, Tenant occupies 100% of the
                        building. (43,708 rentable sq.ft.)

Condition:             -The additional demised premises is being delivered
                        to Tenant by Landlord in an "as is" condition.

Term:                  -The term for the additional demised premises will
commence                   4/1/97 and terminate 8/31/02.

Rent:                  -Fixed rent for the additional demised premises
                        (12,307 s.f.) is $9.50 p.s.f. annually on a net net net basis. Payable monthly with the monthly fixed rent tenant currently pays for the balance of the building. (Attached schedule for rent.)

Rent
Commencement:          -Fixed rent will commence on the earlier to occur of
                        the issuance of a certificate of occupancy or June 1, 1997.

Extension:             -Tenant shall have the right to extend the lease for
                        the demised premises for one five (5) year period at 95% of the then fair market rental rate in existence as of 8/31/02. The Landlord and Tenant agree to negotiate a fair market rate in good faith and if unable to agree on a rate, agree to submit the issue for arbitration with the arbitration panel to consist of a representative from 3 real estate brokerage firms such as Fallon Hines & O'Connor, Spaulding and Slye and Meredith & Grew (by way of example)

Building
Management:            -Not withstanding the intent of Article VB on page 6
                        of the original lease, effective 4/1/97 all operating expenses and obligations for the entire building of every kind and nature will be paid by tenant directly to the vendor delivering the service, except for casualty and liability insurance and real estate taxes which shall continue to be paid to the landlord in monthly installments with the Fixed Rent. Tenants' factor as of the commencement date of the lease covered by this Amendment is 100%. Landlord will not incur or be responsible for the payment of any operating expenses. Tenant will not be responsible for the payment of any supervision fee to Landlord as the management sand supervision of the buildings operations of every kind and nature except for the payment for insurance coverage and payment for real estate taxes as aforesaid are the responsibility of the tenant. Tenant agrees to continue use of current vendors until current contracts expire at which time tenant may contract with vendor of its choice to provide services. Tenant agrees to provide Landlord with evidence of tenants' preventative maintenance program with respect to buildings H.V.A.C. systems. Landlord will not provide any building management services to Tenant. However, Landlord will maintain roof and exterior structure of the building, unless repairs to either are necessitated by tenants' negligence or acts.

                       -Tenant acknowledges its ongoing obligations
                        regarding Article VB up to the date that the provisions of the immediately preceding paragraph become effective.

All other terms and provisions of the Lease, Amendment #1 and Amendment #2 not specifically modified by this Amendment shall remain in full force and effect.


Landlord:               WOOD ROAD ASSOCIATES II LIMITED PARTNERSHIP

                        By:  s/Richard R. Vazza      Date:  3-27-97
                             ---------------------          -------------
                             Richard R. Vazza, General Partner

Tenant:                 HAEMONETICS CORPORATION

                        By:  John F. White           Date:  3-26-97
                             ---------------------          -------------